UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 8, 2019 (March 4, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the Board of Directors (the "Board") of Sonic Foundry, Inc. (the "Company") appointed Michael Norregaard to serve as Chief Operating Officer.

Effective March 4, 2019, the Company entered into an employment agreement with Mr. Norregaard as Chief Operating Officer. The employment agreement shall continue until terminated pursuant to the terms thereof. Pursuant to the terms of the employment agreement, Mr. Norregaard will receive an annual minimum base salary of $231,750 per year subject to increase at the discretion of the Board. Mr. Norregaard may also receive a performance bonus at the disrection of the Board.

In the event Mr. Norregaard’s employment is terminated without cause, as defined in the employment agreement, or in the event his employment is constructively terminated, Mr. Norregaard shall be entitled to receive in equal bi-weekly installments over a twelve-month period, compensation equal to the highest cash compensation (including base compensation and incentive/bonus) paid to Mr. Norregaard in any of the last three fiscal years immediately prior to termination. In the event of a Change of Control, as defined in the employment agreement, Mr. Norregaard is entitled to terminate the agreement, in which event he shall be entitled to receive, within thirty days of such termination, an amount equal to the highest cash compensation (including base compensation and incentive/bonus) paid to Mr. Norregaard in any of the last three fiscal years immediately prior to his termination. In any of the above events, (i) all of Mr. Norregaard’s unvested stock options and stock grants shall vest immediately upon termination and Mr. Norregaard will have one year from the date of termination to exercise any such options and (ii) Mr. Norregaard shall receive health insurance continuation as required by COBRA, salary accrued to the date of termination, and any accrued vacation pay. Mr. Norregaard has further agreed not to disclose the Company’s proprietary information, and, until one year following the termination of his employment agreement, not to compete with the Company or solicit the Company’s employees. The foregoing description of Mr. Norregaard’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by references in this Item 5.02. There was no arrangement or understanding between Mr. Norregaard on the one hand, and any other person, on the other hand, pursuant to which Mr. Norregaard was selected as Chief Operating Officer. Mr. Norregaard does not have a family relationship with any current director or executive officer of the Company.

Item 8.01 Other Events.

On March 8, 2019, the Company issued a press release announcing the appointment of Michael Norregaard as Chief Operating Officer. The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Employment Agreement as of March 4, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard

99.1	Text of press release dated March 8, 2019

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Employment Agreement as of March 4, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard
99.1	Text of press release dated March 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 8, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer